UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2009

AEOLUS PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer Identification No.)

26361 Crown Valley Parkway, Suite 150
Mission Viejo, California 92691
(Address of Principal Executive Offices, Including Zip Code)

949-481-9825
(Registrant’s Telephone Number, Including Area Code)

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

In June 2008, the Financial Accounting Standards Board (“FASB”) ratified Emerging Issues Task Force (“EITF”) Issue No. 07-5, “Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock” (“EITF 07-5”). Equity-linked instruments (or embedded features) that otherwise meet the definition of a derivative as outlined in Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“SFAS 133”), are not accounted for as derivatives if certain criteria are met, one of which is that the instrument (or embedded feature) must be indexed to the entity’s own stock. EITF 07-5 provides guidance on how to determine if equity-linked instruments (or embedded features) such as warrants to purchase our stock and notes convertible into our common stock are considered indexed to our stock. The Company adopted EITF 07-5, effective October 1, 2009, and applied its provisions to outstanding instruments as of that date.  The fair value of the warrants to purchase common stock affected by EITF 07-5 at the dates of issuance totaling $8,282,000 was initially recorded as a component of additional paid-in capital. Upon adoption of EITF 07-5 on October 1, 2009, because the warrants were not considered indexed to the Company’s stock for purposes of SFAS 133, the Company recorded a decrease to the opening balance of additional-paid-in capital of $8,142,000 and recorded a decrease to accumulated deficit totaling $4,353,000, representing the decrease in the fair value of the warrants from the applicable date of issuance to October 1, 2009.  The fair value of the warrants at October 1, 2009 of $3,789,000 was recorded as a current liability.  Any future increase or decrease in fair value of the warrants, which could be significant, will be included as a component of other income in the accompanying statement of operations for the respective period.

In connection with a financing completed on October 6, 2009 and previously disclosed on Form 8-K dated October 6, 2009, the Company issued warrants to purchase up to an aggregate of 43,614,285 shares of its common stock and cancelled warrants to purchase up to an aggregate of 17,542,857 shares of its common stock.  Based on EITF 07-5, this resulted in a charge to our statement of operations of $6,213,000 and increased the liability for warrants to $11,022,000.

As of October 31, 2009, the liability for warrants increased to $17,272,000 resulting in an additional charge to the statement of operations of $6,250,000.  As of November 30, 2009, the liability for warrants decreased to $15,389,000 resulting in a gain in the statement of operations of $1,882,000.

The warrant liability and charges to the statement of operations have not and will not have any impact on the Company’s working capital, liquidity, or business operations.  The Company’s outstanding warrants will continue to be revalued at each balance sheet date, which could result in significant and unpredictable changes to the liability and significant additional gains or losses charged to the statement of operations for each period.

In accordance with General Instruction B.2 of Form 8-K, the above information are being furnished under Item 8.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AEOLUS PHARMACEUTICALS, INC.

Date:  December 28, 2009
/s/ Michael P. McManus___________________
Michael P. McManus
Chief Financial Officer, Treasurer and Secretary